Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 15, 2015, Westwood Holdings Group, Inc. (“Westwood” or the “Company”) entered into an agreement to acquire Woodway Financial Advisors, a Trust Company (“Woodway”), a Houston-based private wealth and trust company that managed assets of approximately $1.6 billion at December 31, 2014. Westwood completed the acquisition on April 1, 2015. Pursuant to the acquisition agreement, on April 1, 2015, Woodway merged with Westwood Trust, a wholly-owned subsidiary of Westwood, with Westwood Trust being the surviving entity (the “Merger”). The total Merger consideration consisted of (i) $31 million in cash and stock, as described below, and (ii) contingent consideration, or earn-out amount, equal to the annualized revenue from the post-closing business of Woodway for the twelve-month period ending March 31, 2016 (the “Earn-Out Period”), adjusted for certain clients or accounts that have terminated, and capped at $15 million (the “Earn-Out Amount”). The Earn-Out Amount will be paid 54.84% in cash and 45.16% in shares of Westwood’s common stock, valued using the average closing price during the last 30 calendar days of the Earn-Out Period. In relation to the Merger, Westwood entered into employment agreements with certain Woodway employees, which, among other things, provided for specified compensation and benefits for the related employees.

The preliminary estimated Merger consideration of $40.3 million consisted of (i) closing date consideration of $25.3 million paid in cash and the issuance of 109,712 shares of Westwood common stock, valued at $5.7 million (discounted from $6.7 million due to certain required holding periods), and (ii) preliminary estimated contingent consideration of $9.3 million, based on estimates and assumptions as of the closing date of the acquisition, to be paid after the Earn-Out Period. The acquired assets were deemed to constitute a business in a transaction using the purchase method of accounting for business combinations.

The unaudited pro forma condensed combined financial statements presented below are based on, and should be read in conjunction with, the historical information that Westwood has presented in filings with the Securities and Exchange Commission (“SEC”) and the audited and unaudited financial statements of Woodway as provided in Exhibit 99.2 of the Current Report on Form 8-K/A. The unaudited pro forma condensed combined balance sheet as of March 31, 2015 gives effect to the Merger described in note (1) to the unaudited pro forma condensed combined financial statements as if it had occurred on March 31, 2015, and combines the historical balance sheets of Westwood and Woodway as of March 31, 2015. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are presented as if the merger had occurred on January 1, 2014, and combine the historical results of Westwood and Woodway for the periods presented.

The historical financial information is adjusted to give effect to pro forma events that are directly attributable to the Merger, factually supportable, and can be estimated. The unaudited pro forma condensed combined statements of operations do not include any items not expected to have a continuing impact on the combined results of the businesses.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with generally accepted accounting principles in the United States applied on a basis consistent with Westwood’s accounting policies. In order to determine the fair value of the assets acquired, management engaged an independent third-party expert to provide a valuation using the income approach. A final valuation of the purchase price to the assets acquired and the liabilities assumed in the acquisition has not been completed, and the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of the valuation of the assets acquired and liabilities assumed. The final purchase price and final allocation of the purchase price could differ materially from the pro forma information included herein. The fair value of contingent consideration and amounts preliminarily allocated to intangible assets and goodwill may change materially. Additionally, amortization methods and useful lives may differ from the assumptions used in this unaudited pro forma condensed combined financial information, which could result in a material change in amortization expense.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements and were prepared in accordance with the regulations of the SEC and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the expected future financial position or results of operations of the condensed combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2015

	Westwood Holdings Group, Inc.	Woodway Financial Advisors	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$19,607	$1,205	$(234	)(a)	$20,578
Accounts receivable	14,840	936	—		15,776
Investments, at fair value	64,039	—	(25,331	)(a)	38,708
Deferred income taxes	4,826	—	—		4,826
Other current assets	2,538	253	—		2,791

Total current assets	105,850	2,394	(25,565)		82,679
Goodwill	11,255	—	11,655	(b)	22,910
Deferred income taxes	3,542	—	—		3,542
Intangible assets, net	3,340	—	26,099	(c)	29,439
Property and equipment, net	2,871	197	—		3,068

Total assets	$126,858	$2,591	$12,189		$141,638

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$3,694	$61	$9,175	(d)	$12,930
Dividends payable	4,792	—	—		4,792
Compensation and benefits payable	5,284	—	—		5,284
Income taxes payable	2,031	20	—		2,051

Total current liabilities	15,801	81	9,175		25,057
Accrued dividends	914	—	—		914
Deferred rent	1,216	12	(12	)(e)	1,216

Total liabilities	17,931	93	9,163		27,187

Commitments and contingencies
Stockholders’ Equity:
Common stock	93	401	(400	)(f)	94
Additional paid-in capital	125,661	563	5,104	(f)	131,328
Treasury stock	(35,893)	—	—		(35,893)
Accumulated other comprehensive loss	(2,619)	—	—		(2,619)
Retained earnings	21,685	1,534	(1,678	)(f)	21,541

Total stockholders’ equity	108,927	2,498	3,026		114,451

Total liabilities and stockholders’ equity	$126,858	$2,591	$12,189		$141,638

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2015

	Westwood Holdings Group, Inc.	Woodway Financial Advisors	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data and share amounts)
REVENUES:
Advisory fees
Asset based	$23,929	$—	$—		$23,929
Performance based	288	—	—		288
Trust fees	5,150	2,666	—		7,816
Other, net	241	26	—		267

Total revenues	29,608	2,692	—		32,300

EXPENSES:
Employee compensation and benefits	15,309	1,023	186	(a)	16,518
Sales and marketing	395	70	—		465
Westwood mutual funds	827	—	—		827
Information technology	1,037	135	—		1,172
Professional services	2,072	184	(835	)(b)	1,421
General and administrative	1,590	199	373	(c)	2,162

Total expenses	21,230	1,611	(276)		22,565

Income before income taxes	8,378	1,081	276		9,735
Provision for income taxes	2,768	15	454	(d)	3,237

Net income	$5,610	$1,066	$(178)		$6,498

Earnings per share:
Basic	$0.74				$0.84

Diluted	$0.71				$0.82

Weighted average shares outstanding:
Basic	7,596,223		109,712	(e)	7,705,935

Diluted	7,861,090		109,712	(e)	7,970,802

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2014

	Westwood Holdings Group, Inc.	Woodway Financial Advisors	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except per share data and share amounts)
REVENUES:
Advisory fees
Asset based	$88,473	$—	$—		$88,473
Performance based	3,806	—	—		3,806
Trust fees	20,525	10,437	—		30,962
Other, net	437	51	—		488

Total revenues	113,241	10,488	—		123,729

EXPENSES:
Employee compensation and benefits	52,847	3,581	829	(a)	57,257
Sales and marketing	1,673	270	—		1,943
Westwood mutual funds	2,543	—	—		2,543
Information technology	3,469	509	—		3,978
Professional services	4,905	329	(580	)(b)	4,654
General and administrative	5,768	606	1,490	(c)	7,864

Total expenses	71,205	5,295	1,739		78,239

Income before income taxes	42,036	5,193	(1,739)		45,490
Provision for income taxes	14,787	60	1,179	(d)	16,026

Net income	$27,249	$5,133	$(2,918)		$29,464

Earnings per share:
Basic	$3.63				$3.87

Diluted	$3.45				$3.68

Weighted average shares outstanding:
Basic	7,512,348		109,712	(e)	7,622,060

Diluted	7,906,545		109,712	(e)	8,016,257

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Description of Transaction

On January 15, 2015, Westwood Holdings Group, Inc. (“Westwood” or the “Company”) entered into an agreement to acquire Woodway Financial Advisors, a Trust Company (“Woodway”), a Houston-based private wealth and trust company that managed assets of approximately $1.6 billion at December 31, 2014. Westwood completed the acquisition on April 1, 2015. Pursuant to the acquisition agreement, on April 1, 2015, Woodway merged with Westwood Trust, a wholly-owned subsidiary of Westwood, with Westwood Trust being the surviving entity (the “Merger”). The total Merger consideration consisted of (i) $31 million in cash and stock, as described below, and (ii) contingent consideration, or earn-out amount, equal to the annualized revenue from the post-closing business of Woodway for the twelve-month period ending March 31, 2016 (the “Earn-Out Period”), adjusted for certain clients or accounts that have terminated, and capped at $15 million (the “Earn-Out Amount”). The Earn-Out Amount will be paid 54.84% in cash and 45.16% in shares of Westwood’s common stock, valued using the average closing price during the last 30 calendar days of the Earn-Out Period. In relation to the Merger, Westwood entered into employment agreements with certain Woodway employees, which, among other things, provided for specified compensation and benefits for the related employees.

The preliminary estimated Merger consideration of $40.3 million consisted of (i) closing date consideration of $25.3 million paid in cash and issuance of 109,712 shares of Westwood common stock, valued at $5.7 million (discounted from $6.7 million due to certain required holding periods), and (ii) preliminary estimated contingent consideration of $9.3 million, based on estimates and assumptions on the closing date of the acquisition, to be paid no later than 75 days after the last day of the Earn-Out Period.

The acquisition of Woodway will be accounted for using the purchase method of accounting. Accordingly, the purchase price will be allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values as of the acquisition date. For purposes of this pro forma analysis, estimated consideration of $40.3 million has been preliminarily allocated using Woodway’s historical balance sheet at March 31, 2015, based on a third party valuation of acquired assets and assumed liabilities in connection with the acquisition. The preliminary allocation is based on estimates, assumptions and valuations that have not been finalized, and therefore the final consideration and final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the pro forma financial statements.

The preliminary allocation of the purchase price is as follows (in thousands):

Cash and cash equivalents	$1,205

Accounts receivable	936

Other current assets	252

Goodwill (i)	11,655

Identifiable intangibles (ii)	26,099

Property and equipment	197

Accounts payable and accrued liabilities	(61)

Income tax payable	(20)

Preliminary purchase price	$40,263

(i)	The excess of the preliminary purchase price over the fair value amounts assigned to assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition.
(ii)	The fair value of the acquired identifiable intangibles consists of (in thousands, except useful lives):

		Estimated Useful Lives

Customer accounts	$25,085	20 years

Non-compete agreements	248	3 years

Trade name	766	5 years

2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price and amounts related to Woodway’s tangible and intangible assets acquired and liabilities assumed at an amount equal to the preliminary estimate of their fair values. There were no intercompany balances or transactions between Westwood and Woodway as of the dates or for the periods of these pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments as of March 31, 2015

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(a)	To record the initial cash consideration of $25.3 million, funded through the sale of certain short-term investments, and related transaction costs paid after March 31, 2015 of $227,000. As the acquisition-related costs will not have a continuing impact, these costs are not reflected in the unaudited pro forma condensed combined statements of operations.

(b)	To record the estimated fair value of goodwill resulting from the preliminary valuation of acquired assets and assumed liabilities, as if the acquisition had occurred on March 31, 2015. Goodwill resulting from the acquisition is not amortized and will be assessed for impairment at least annually.

(c)	To record the estimated fair value of identifiable intangible assets resulting from the preliminary valuation of acquired assets and assumed liabilities as if the acquisition had occurred on March 31, 2015. Intangible assets are amortized over their estimated useful lives.

(d)	To record the preliminarily-estimated $9.3 million Earn-Out Amount to be paid after the Earn-Out Period and to record the payment of $82,000 of acquisition-related transaction costs accrued at March 31, 2015. As the acquisition-related costs will not have a continuing impact, these costs are not reflected in the unaudited pro forma condensed combined statements of operations.

(e)	To eliminate Woodway’s deferred rent as of March 31, 2015, as non-cash liabilities are eliminated in purchase accounting.

(f)	To eliminate the stockholders’ equity of Woodway, to record the issuance of 109,712 shares of Westwood common stock ($1,097 common stock and $5,667,000 additional paid-in capital), as part of the consideration for the acquisition of Woodway, and to record the expense for acquisition-related transaction costs of $145,000 expensed and paid after March 31, 2015. As the acquisition-related costs will not have a continuing impact, these costs are not reflected in the unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Three Months Ended March 31, 2015

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015 are as follows:

(a)	To record additional compensation costs related to employment contracts entered into as a result of the acquisition.

(b)	To remove acquisition-related transaction costs expensed during the three months ended March 31, 2015, as such costs will not have a continuing impact on the combined results of operations.

(c)	To record the estimated amortization expense on the fair value of the identifiable intangible assets acquired.

(d)	To adjust the provision for income taxes using an estimated effective tax rate of 33.3% for the three months ended March 31, 2015.

(e)	To adjust for the issuance of 109,712 shares of Westwood common stock as part of the closing consideration for the acquisition of Woodway. This adjustment does not include Westwood common stock to be issued for the contingent consideration related to the Earn-Out Amount.

Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2014

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 are as follows:

(a)	To record additional compensation costs related to employment contracts entered into as a result of the acquisition.

(b)	To remove acquisition-related transaction costs expensed during the year ended December 31, 2014, as such costs will not have a continuing impact on the combined results of operations.

(c)	To record the estimated amortization expense on the fair value of the identifiable intangible assets acquired.

(d)	To adjust the provision for income taxes using an estimated effective tax rate of 35.2% for the year ended December 31, 2014.

(e)	To adjust for the issuance of 109,712 shares of Westwood common stock as part of the closing consideration for the acquisition of Woodway. This adjustment does not include Westwood common stock to be issued for the contingent consideration related to the Earn-Out Amount.